Exhibit 10.2

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (this “Amendment”), effective as of April 20, 2018, attaches to and forms part of that certain Amended and Restated Employment Agreement dated as of January 16, 2015 (the “Agreement”), among Aon Corporation, a Delaware corporation (the “Company”), Aon plc, a public limited company organized under English law (the “Parent”), and Gregory C. Case (the “Executive”). Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, the parties mutually desire to extend the Employment Period for three years and to amend other terms of the Agreement as provided in this Amendment.

NOW THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereby agree as follows:

1.	The phrase “April 1, 2020” where it appears in Section 1 of the Agreement shall be replaced with “April 1, 2023.”

2.	Section 15, International Assignment, is hereby deleted in its entirety and replaced with the following:

15. International Assignment. Effective July 1, 2016, the parties entered into a letter setting forth the terms and conditions of the Executive’s extended international assignment to London and secondment to Aon plc (the “International Assignment Letter”). The terms of the International Assignment Letter, as amended or modified from time to time, or any duly executed and countersigned successor agreement to the International Assignment Letter, shall modify the Executive’s employment terms as set forth in this Agreement for the duration of the Executive’s international assignment.

3.	Clause (ii) of Section 17, Entire Agreement, is hereby deleted in its entirety and replaced with the following:

(ii) the International Assignment Letter shall govern the terms of the Executive’s international assignment as set forth in Section 15 hereof.

Signature page follows

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Agreement as of the date set forth above.

AON CORPORATION	EXECUTIVE

/s/ Anthony R. Goland	/s/ Gregory C. Case
Anthony R. Goland	Gregory C. Case
Executive Vice President &	President & CEO, Aon plc
Chief Human Resources Officer	President & CEO, Aon Corporation

AON plc

/s/ Anthony R. Goland
Anthony R. Goland
Executive Vice President &
Chief Human Resources Officer